EXHIBIT 99.1

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            No deletions.

c.  The MLPA is hereby amended to add the following additional representations and warranties with respect to the Mortgage Loans:

No additional representations and warranties (except as provided under Section 2(d) hereof).

d.  The following additional amendments are hereby made to the MLPA with respect to the Mortgage Loans:

Section 3.1(v) Representation.  The representation and warranty in clause (v) of Section 3.1 of the MLPA is hereby amended to read in its entirety as follows:

No Group I Mortgage Loan is subject to the requirements of the Indiana Home Loan Practices Act, and loans originated in Indiana comply with 12 CFR 30.1(a) & Appendix C(III), and particularly the prohibition in Appendix C(III)(A) against deceptive lending practices.

Section 3.1(xxxix) Representation.  The representation and warranty in clause (xxxix) of Section 3.1 of the MLPA is hereby amended to read in its entirety as follows:

(xxxix)  The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor’s voluntary Principal Prepayment (except to the extent that:  (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment).  No Group I Mortgage Loan originated on or after October 1, 2002 will provide for Prepayment Charges for a term in excess of three years and any Loans originated prior to such date will not provide for Prepayment Charges for a term in excess of five years; unless the Group I Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period;

Section 3.1(xlvi) Representation.  The representation and warranty in clause (xlvi) of Section 3.1 of the MLPA is hereby amended to read in its entirety as follows:

(xlvi)  No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994, as amended (“HOEPA”), or is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law.  As part of its due diligence process, the Seller conducted a statistically relevant sampling of approximately 100.00% of the Mortgage Loans in the Trust.  The Mortgage Loans sampled include refinance and purchase loans.  None of the Mortgage Loans sampled exceeds the thresholds set by HOEPA.  The Seller confirms that its sampling procedure is effective in identifying mortgage loans that exceed the thresholds set by HOEPA.  The Seller believes the sampled Mortgage Loans are representative of the Mortgage Loans in the Trust and is not aware of any Mortgage Loans in the Trust that were not sampled that exceed the thresholds set by HOEPA;

Section 3.1(xlvii) Representation.  The representation and warranty in clause (xlvii) of Section 3.1 of the MLPA is hereby amended to read in its entirety as follows:

(xlvii)  No borrower obtained a prepaid single-premium credit life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan;

Section 3.1(lviii) Representation.  The representation and warranty in clause (lviii) of Section 3.1 of the MLPA is hereby amended to read in its entirety as follows:

(lviii)  Each Group I Mortgage Loan was originated in compliance with the following anti-predatory lending guidelines:

a.         Each Group I Mortgage Loan satisfies the eligibility for purchase requirements and was originated in compliance with Lender Letter # LL03-00 dated April 11, 2000 for Fannie Mae Sellers (the “Lender Letter”);

b.         To the best of the Seller’s knowledge, the borrower was not encouraged or required by the Mortgage Loan’s originator to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the borrower’s credit history, income, assets and liabilities.  For a borrower who seeks financing through the higher-priced subprime lending channel of Long Beach Mortgage, a division of Washington Mutual Bank, the borrower was directed towards or referred to the prime mortgage product offered by Long Beach Mortgage, a division of Washington Mutual Bank, if the borrower was able to qualify for the prime mortgage product;

c.         The methodology used in underwriting the extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology provided reasonable assurance that at the time of origination, the borrower had a reasonable ability to make timely payments on the Group I Mortgage Loan;

d.         With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (i) prior to the Group I Mortgage Loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction in exchange for selecting a Group I Mortgage Loan with a prepayment premium, (ii) prior to the Group I Mortgage Loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments, and (v) the Seller’s pricing methods include mortgage loans with and without prepayment premiums;

e.         No borrower under a Group I Mortgage Loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Group I Mortgage Loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount;

f.          All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

Section 3.1 Added Representations.  The following representations and warranties in clauses (lxv), (lxvi), (lxvii), (lxviii), (lxix), (lxx) and (lxxi) are added to of Section 3.1 of the MLPA to each read in its entirety as follows:

(lxv)  No Group I Mortgage Loan is secured by Mortgage Properties that are manufactured housing;

(lxvi)  No Group I Mortgage Loan had a Mortgage Note dated more than one year prior to the Closing Date;

(lxvii)  With respect to any second lien Group I Mortgage Loan, such lien is on a one- to four-family residence that is the principal residence of the borrower;

(lxviii)  No second lien Group I Mortgage Loan has an original principal balance that exceeds one-half of the Freddie Mac one-unit limitation for first lien mortgage loans, or $208,500 (in Alaska, Guam, Hawaii or Virgin Islands: $312,750), without regard to the number of units; and

(lxix)  With respect to any second lien Group I Mortgage Loan, the original principal balance of the first lien mortgage loan relating to the same Mortgaged Property plus the original principal balance of the second lien Group I Mortgage Loan does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type;

(lxx)  No Group I Mortgage Loan had a principal balance at origination that exceeds the applicable Freddie Mac loan limit for first lien single family mortgage loans; and

(lxxi)  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

e.  Except as modified here, the MLPA remains in full force and effect.

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